UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 1, 2024, Masimo Corporation issued the following press release:

Masimo Responds to Politan Capital’s Nomination of Director Candidates and Refutes Politan’s False Claims

Politan’s Efforts to Take Control of Masimo Are Not in Stockholders’ Best Interests

Irvine, California, April 1, 2024 -- Masimo (NASDAQ: MASI) today confirmed that Politan Capital Management LP (“Politan”) has provided notice of its intent to nominate two candidates to stand for election to the Masimo Board of Directors at the company’s 2024 Annual Meeting.

While Masimo respects and values the input and ideas of all its stockholders and respects their right to nominate and elect the directors of their choice, the Company believes that Politan’s efforts to take control of the Board and unseat the Company’s Chairman and CEO, Joe Kiani, run counter to stockholders’ best interests, as well as those of the hundreds of millions of patients who rely on Masimo’s innovations.

When Politan’s Managing Partner, Quentin Koffey, and its nominee, Michelle Brennan, were elected to the Board last year, Mr. Koffey claimed to be seeking a minority voice on the Board from which to offer input and direction. Yet Mr. Koffey has always been intent on taking control. While Mr. Koffey continues to suggest he desires an “independent” board, it appears from his continued attacks and misleading claims, including in Politan’s recent press release, that what he really seeks is a Board that agrees with him. Until it does, he will continue to claim the Board is not independent, despite the fact that two-thirds of the Board members are independent directors appointed in the last nine months. Masimo stockholders and the hundreds of millions of people who depend on Masimo innovation cannot afford the destructive and chaotic path that Mr. Koffey continues to pursue, even as the Company endeavors to separate its consumer business.

The facts undermine Mr. Koffey’s arguments and expose his willingness to mislead stockholders in pursuit of control of Masimo. Stockholders have a right to know the truth as outlined below:

Politan Claim: “…repeatedly held Board meetings excluding us…”

Reality: Mr. Koffey and Ms. Brennan have been invited to and attended all 11 Board meetings held since they joined the Board, along with all respective committee meetings. Mr. Koffey also attends Nominating, Compliance and Corporate Governance Committee meetings as an invited guest.

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Politan Claim: “…Chairman & CEO Joe Kiani refused to give us basic information…”

Reality: Quentin Koffey and Michelle Brennan have received thousands of pages of documents, including historical Board books and minutes and a substantial number of additional documents and analyses provided at Mr. Koffey’s request.  A list of some of the documents and information Mr. Koffey has been provided is attached as Exhibit A.

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Politan Claim: “…denied access to management…”

Reality: Mr. Koffey has had numerous discussions with Masimo’s CEO and CFO both inside and outside of Board meetings and has met with nearly every member of senior management. A list of the members of senior management Mr. Koffey has had discussions with is attached as Exhibit B. In addition, as part of their on-boarding, Mr. Koffey and Ms. Brennan spent a day at Masimo with Mr. Kiani and others where they discussed the Company’s history, technology, and vision for the future. They received an extensive tour of the Company’s Discovery Lab and Home Health Lab.

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Politan Claim: “…the Board has been provided zero details [on the proposed separation]…”

Reality: The full Board has been engaged in discussions regarding a potential separation of the consumer business since Mr. Kiani originally proposed it in January following a stockholder tour—a review that Politan is now trying to take credit for. Despite being on the Board since June 2023, Mr. Koffey did not propose a separation of the consumer business until Mr. Kiani discussed it with him in January. Further, Mr. Koffey was appointed as Chair of a Special Committee formed to explore certain issues of the separation. He has discussed the structure of the separation with Board members and advisors to the Board on numerous occasions and provided input.

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Politan Claim: “…no independent director knows basic facts such as what COGS, SG&A or R&D dollars are actually spent on.”

Reality: Mr. Koffey is a member of the Audit Committee with full access to the CFO, CAO and internal and external auditors, which allows him to review the detailed financials and ask questions regarding spending. Further, all Board members have been provided detailed financial and operational information related to Masimo’s consumer and healthcare businesses. Mr. Koffey has been provided with a significant amount of information relevant to these topics and has had numerous discussions with Masimo’s management team and the Board’s advisors on these subjects. For Mr. Koffey to admit to not knowing basic facts about the Company is concerning.

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Politan Claim: “There is no budget approval process by the Board, thereby allowing the Chairman & CEO to spend however much he wants on whatever he wants without Board review, authorization or even knowledge.”

Reality: The Board reviews and discusses the Company’s annual operating plan and guidance, and the Compensation Committee approves financial targets in connection with executive compensation.

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Politan Claim: “This is why it is clearer than ever that a majority of truly independent directors are needed at Masimo…”

Reality: In the past nine months, Masimo has seated four new independent directors—including two nominated by Politan—constituting two-thirds of the Board, ensuring continued independent oversight and fresh perspectives. The two newest independent directors, Bob Chapek and Rolf Classon, had no pre-existing relationship with Mr. Kiani or Masimo and were appointed as part of a rigorous nomination process.

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Politan Claim: “We have serious concerns that Mr. Kiani, without proper oversight, will seek to push through a spin-off with poor corporate governance and IP arrangements where assets are allocated in such a manner designed to maintain his control and influence of both separated companies.”

Reality: Mr. Kiani is committed to pursuing a separation that would result in two separate companies (consumer and healthcare) having the best chance at future success. The proposed separation would result in a full deconsolidation of the financial statements for the two businesses. The Board, including with significant input from Mr. Koffey, is fully involved in evaluating the separation and will ultimately be responsible for approving it.

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Politan Claim: “A rushed Friday afternoon announcement that the Company was exploring the Separation – which came after being informed that Politan intended to nominate directors this week – only further confirms our concerns.”

Reality: It is Politan that rushed the announcement of its nominations on the morning of Monday, March 25, in an effort to take credit for the positive market reaction following the separation announcement on Friday, March 22. Unfortunately, Politan’s press release and related Wall Street Journal article dampened the positive stock reaction that was already apparent in after-hours trading following Friday’s announcement.

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The Masimo Board and its Nominating, Compliance and Corporate Governance Committee will review Politan’s proposed nominees and present the Board’s recommendations in Masimo’s definitive proxy materials, which will be filed with the U.S. Securities and Exchange Commission and mailed to all Masimo stockholders eligible to vote at the 2024 Annual Meeting. The Company will announce details regarding the 2024 Annual Meeting in due course.

Masimo stockholders are not required to take action at this time.

Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the potential separation of our consumer business, the evaluation of Politan’s nominees and the recommendations of the Board and its Nominating, Compliance and Corporate Governance Committee, as well as other matters related to the 2024 Annual Meeting. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting of Stockholders, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting of Stockholders and (iii) factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

The Company intends to file a proxy statement and GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the ownership of the Company’s directors and executive officers in the Company common shares is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings. More detailed and updated information regarding the identity of these potential participants, and their direct or indirect interests of the Company, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com

Exhibit A: Documents and Information Provided to Mr. Koffey
February 2021 Board Book
April 2021 Board Book
July 2021 Board Book
October 2021 Board Book
February 2022 Board Book
March 2022 Board Book
April 2022 Board Book
August 2022 Board Book
November 2022 Board Book
February 2023 Board Book
March 2023 Board Book
May 2023 Board Book
August 2023 Board Book
October 2023 Board Book
February 2024 Board Book
10/21/2021 Board and Committee Minutes
10/21/2022 Board Minutes
10/25/2021 Committee Minutes
10/4/2023 Committee Minutes
10/7/2022 Board Minutes
11/1/2022 Board and Committee Minutes
1/13/2023 Board Minutes
1/14/2022 Board Minutes
11/7/2022 Committee Minutes
12/21/2022 Board Minutes
1/24/2023 Board Minutes
1/31/2023 Board Minutes
2/10/2021 Committee Minutes
2/10/2022 Board and Committee Minutes
2/13/2022 Board Minutes
2/14/2022 Committee Minutes
2/15/2022 Board Minutes
2/18/2021 Board and Committee Minutes
2/18/2022 Committee Minutes
2/20/2023 Board and Committee Minutes
2/22/2021 Committee Minutes
2/27/2023 Committee Minutes
2/3/2023 Board Minutes
2/4/2023 Board Minutes
2/5/2023 Board Minutes
2/7/2022 Board Minutes
2/7/2023 Board Minutes
3/19/2023 Board Minutes
3/22/2023 Board and Committees Minutes
3/30/2022 Board and Committees Minutes
4/1/2021 Board and Committees Minutes
4/22/2021 Board and Committee Minutes
4/25/2021 Committee Minutes
4/26/2022 Board Minutes
5/2/2022 Committee Minutes
5/2/2023 Board Minutes
6/14/2023 Board Minutes
6/24/2023 Board Minutes

7/22/2021 Board Committee Minutes
7/26/2021 Committee Minutes
8/16/2022 Board Minutes
8/4/2022 Board Minutes
8/4/2023 Committee Minutes
8/5/2022 Committee Minutes
9/16/2022 Board Minutes
9/21/2022 Board Minutes
9/2/2022 Board Minutes
9/5/2022 Board Minutes
9/7/2022 Board Minutes
Q1 2021 Financial Update
Q1 2022 Financial Update
Q1 2023 Financial Update
Q2 2021 Financial Update
Q2 2022 Financial Update
Q3 2021 Financial Update
Q3 2022 Financial Update
Q3 2023 Financial Update
Q4 2021 Financial Update
Q4 2022 Financial Update
Q2 2023 Financial Update
Q3 2023 Financial Update
Q4 2023 Financial Update
2023 and Quarterly Revenue Guidance by Clinical Platform
2023 Board Calendar
2024 Board Calendar
Board Committee List
2023 Board Contact Information
2022-2023 Board Consulting/Advisory Agreements
Masimo Healthcare Org Chart
Masimo Consumer Org Chart
2021 Full Year Forecast by Platform
Engagement Letter 4/24/2023
Global Purchase Approval Matrix
Engagement Letter 2/10/2023
Engagement Status Report 6/21/2023
Project [ ] Summary
Project [ ] Financial Model
Q2 & FY 2023 Revenue 7/13/2023
Project [ ] Analysis
Q3 2023 UBS CA Hospital Takeaways
Q3 2023 Earnings Call Script
Q3 2023 Earnings
2023 Revenue Guidance by Clinical Platform
Wells Fargo Healthcare Conference Presentation - 9/8/2023
2023 [ ] Financial Projections
[ ] Financial Overview - 10/2023
Amended and Restated Certificate of Incorporation - 6/26/07
Certificate of Amendment to Certificate of Incorporation - 6/28/2023
Amended and Restated Bylaws
Audit Committee Charter
Compensation Committee Charter

Nominating, Compliance, and Corporate Governance Committee Charter
Stock Incentive Plan
Equity Incentive Plan
Executive Bonus Incentive Plan
Amended and Restated Non-Employee Director Compensation Policy
Amended and Restated Severance Protection Plan & Summary Plan Description
Equity Grant Policy
Clawback Policy
Non-Executive Annual Cash Bonus Award Plan
Policy Regarding Gross-Up Provisions
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Director Nominees Consideration Policy
Executive Officer Stock Ownership Policy
Non-Employee Director Stock Ownership Policy
Open Door Policy for Reporting, Accounting, Audit, & Other Compliance Concerns
Policy Regarding Security Holder Recommendation of Director Nominees
Related Person Transactions Policy
Cash Investment Policy
Corporate Disclosure Policy
Insider Trading Policy
Process for Security Holder Communications with the Board of Directors
Q2 2023 Financial Update
Amended Complaint
Q2 and FY Revenue
Engagement Letter - 2/10/23
Compliance & Cybersecurity Review
Complaint Scorecards
SOX Review
Procedures for closing books each quarter
Application of accounting policies
Overview of finance group policies including cash investment policy
Detailed walk through of financial statements
Legal overview
Regulatory and quality overview
Compliance policies
Specific items requiring detail for 2023
Sensor discounts
Debt covenants
Inventory valuation
Impairment analysis
Apple Litigation expenses
Consumer expenses
Malaysia manufacturing transition
Masimo Foundation Grants
Cercacor Royalty

Exhibit B: Senior Managers Mr. Koffey Has Had Discussions With
Chief Executive Officer (Joe Kiani)
Chief Operating Officer (Bilal Muhsin)
Chief Operating Officer, Consumer (Blair Tripodi)
Chief Financial Officer (Micah Young)
General Counsel (Tom McClenahan)
Chief Accounting Officer (Paul Hataishi)
VP, Internal Audit
Senior Director, Compliance
Senior Director, Privacy/Data Protection Counsel